As filed with the Securities and Exchange Commission on December 18, 2019

Registration No. 333-155521

Registration No. 333-100480

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO:

FORM S-4 REGISTRATION STATEMENT NO. 333-155521

FORM S-4 REGISTRATION STATEMENT NO. 333-100480

UNDER

THE SECURITIES ACT OF 1933

CENTURYLINK, INC.

(Exact name of registrant as specified in its charter)

Louisiana	4813	72-0651161
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 CenturyLink Drive

Monroe, LA 71203

(318) 388-9000

(Address, including zip code and telephone number, including area code of registrants’ principal executive offices)

Stacey W. Goff, Esq.

CenturyLink, Inc.

100 CenturyLink Drive

Monroe, LA 71203

(318) 388-9000

(Name, address, including zip code and telephone number, including area code of agent for service)

with a copy to:

Kelly C. Simoneaux, Esq.

Hope M. Spencer, Esq.

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Approximate date of commencement of proposed sale of the securities to the public: Not applicable

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-4 (collectively, the “Prior Registration Statements”) of CenturyLink, Inc. (the “Registrant”) is being filed to terminate all offerings under the Prior Registration Statements and deregister any and all securities that remain unsold pursuant to the Prior Registration Statements:

1.

Registration Statement No. 33-155521 on Form S-4, as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2008, registering the offer and sale of 229,116,207 shares of common stock, $1.00 par value per share, in connection with the previously-completed combination of the Registrant and Embarq Corporation; and

2.

Registration Statement No. 333-100480 on Form S-4, as amended, originally filed with the Commission on October 10, 2002, registering the offer to exchange up to $500,000,000 aggregate principal amount of registered 7.875% Senior Notes, Series L, due 2012 for all $500,000,000 aggregate principal amount of the Registrant’s outstanding unregistered 7.875% Senior Notes, Series L, due 2012.

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant has terminated all offerings of its securities pursuant to the Prior Registration Statements. In accordance with an undertaking made by the Registrant in the Prior Registration Statements to remove from registration by means of a post-effective amendment any securities registered under the Prior Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby removes from registration any securities registered under the Prior Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to the Prior Registration Statements on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Louisiana, on December 18, 2019.

CENTURYLINK, INC.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President, General Counsel and Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act.